Exhibit 99.1

**FOR IMMEDIATE RELEASE**

FIRST BANCSHARES, INC.
ANNOUNCES ANNUAL MEETING RESULTS

Mountain Grove, Missouri (October 28, 2009) – First Bancshares, Inc. (The Nasdaq Stock Market LLC - FstBksh: “FBSI”) (the “Company”), the parent company of First Home Savings Bank, Mountain Grove, Missouri (“Bank”), today announced that at its Annual Meeting of Stockholders held on October 22, 2009 the shareholders approved the re-election of Harold F. Glass and R.J. Breidenthal, Jr. to the Company’s Board of Directors for terms that expire in 2012.

First Home Savings Bank is an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and ten full service branch facilities in Springfield, Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

At June 30, 2009, First Bancshares, Inc. had consolidated total assets of $229.9 million and stockholders’ equity of $23.8 million.

Forward-looking statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the safe harbors of the PSLRA. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by First Bancshares, Inc.’s cautionary statements contained in its filings with the Securities and Exchange Commission, including, but not limited to Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.   Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact Thomas M. Sutherland at (417) 926-5151.